INDEPENDENT CONTRACTOR AGREEMENT

THIS AGREEMENT, made this 22 day of August, 2017, between Atlas Logistics LLC with its principal place of business in Portland, OR, hereinafter referred to as “COMPANY” AND United Express Inc., herein after referred to as “CONTRACTOR”.

WITNESSETH:

WHEREAS, the COMPANY is engaged in the business of making deliveries of documents, non-negotiable items and other properties, and wishes to perform said deliveries with equipment it does not own through an agreement which COMPANY has with CONTRACTOR; and

WHEREAS, the CONTRACTOR is engaged in the business of making deliveries; and

WHEREAS, the COMPANY desires to utilize the services of the CONTRACTOR to carry out its business; and WHEREAS, the COMPANY and the CONTRACTOR desire to enter into an agreement whereby the foregoing may be accomplished;

NOW, THEREFORE, in consideration of the agreements contained herein, the parties agree as follows:

The CONTRACTOR shall provide a motor vehicle suitable for which to perform the services. The COMPANY shall settle within 30 days upon receipt of paperwork from the CONTRACTOR including those documents showing full and proper performance of the terms of this Agreement for each route/delivery. The rate of payment shall be discussed before each trip/run or performance, unless specific prior arrangements have been made by and between the COMPANY and the CONTRACTOR and duly noted in writing. The required documents shall include properly signed and completed receipts and such other documents as may be incidental to making deliveries and or pickups.

CONTRACTOR shall provide liability insurance on said motor vehicle at its own expense with a minimum liability of $1,000,000.00 per person, per accident; and $100,000.00 cargo insurance per accident with the COMPANY as an additional insured and shall pay for and provide proof of said insurance to the COMPANY. CONTRACTOR shall purchase his own worker's compensation insurance including coverage for the owner and provide a Certificate of Insurance to the COMPANY.

CONTRACTOR will be responsible for filling his own tax returns, paying estimated taxes and Social Security contributions as required by Law.

CONTRACTOR shall be responsible for:

The expense of operation of said motor vehicle, including not but limited to, gas, oil, maintenance and repairs. Operating the equipment in accordance with all applicable state and federal regulations and laws.

Hiring to operate the motor vehicle only those drivers who are qualified under all applicable state and federal regulations and COMPANY's customer requirements.

Doing all other things necessary to conduct the delivery services provided in this Agreement in accordance with all regulations.

Exercising diligent efforts to assure continuing customer satisfaction.

Controlling CONTRACTOR's employees hours worked, their proper license and qualification under customer or insurance requirements. CONTRACTOR shall be responsible for payments of all wages and all benefits including, but not limited to worker's compensation, unemployment compensation, federal and state withholding taxes and Social Security taxes for their employees and for themselves.

Keeping the vehicle described herein in good operating condition and to provide replacement vehicles when necessary.

All costs reasonably incurred by COMPANY to complete work CONTRACTOR failed to complete in accordance with this contract.

CONTRACTOR shall determine the means and methods of the performance of all delivery services undertaken by the CONTRACTOR under the terms of this Agreement. CONTRACTOR has the right to accept or reject assignments. CONTRACTOR has the right to accept assignments from other carriers only if done with other carriers' authority. CONTRACTOR has and shall retain the responsibility for, and shall direct its operations in all respects with respect to:

Selecting, purchasing, financing and maintaining the motor vehicle used in performing the services under this Agreement.

Selection of travel path to be utilized, unless otherwise designated by customer of COMPANY.

The parties intend to create by this Agreement the relationship of COMPANY and INDEPENDENT CONTRACTOR and not an employer-employee relationship. Neither CONTRACTOR nor any of its agents, servants or employees are to be considered the agents, servants or employees of the COMPANY at any time under any circumstances or for any purpose whatsoever. Neither party is the agent of the other and neither party shall have the right to bind the other by contract or otherwise except as herein specifically provided. CONTRACTOR shall be responsible to COMPANY merely as to results to be accomplished under this Agreement and not as to means and methods of accomplishing said results.

CONTRACTOR agrees that COMPANY shall not be responsible for any loss, damage or destruction which may occur to CONTRACTORTs motor vehicle and shall indemnify and save harmless the COMPANY from and against any liability, or action, claim or demand out of such loss, damage or destruction.

This Agreement shall continue in effect for a period of thirty (30) days from the date hereof, and from month to month thereafter, unless cancelled by either party on ten (10) days' written notice to the other. In the event either party commits a material breach of the terms of this Agreement the other party shall have the right to terminate this Agreement immediately.

This Agreement constitutes the entire Agreement and understanding between the parties and shall not be modified, altered, changed or amended in any respect unless in writing and signed by both parties.

This Agreement shall be governed by the laws of the State of Oregon both as to interpretation and performance. Should any portion of this Agreement be found to be unlawful or unenforceable, the remainder of this Agreement shall survive in full force and effect. This Agreement on the effective date hereof, cancels and supersedes in its entirety any prior Agreement between COMPANY and CONTRACTOR regardless of date.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

This is a legal document, read carefully; seek legal advice if not understood.

COMPANY		CONTRACTOR

ATLAS LOGISTICS, LLC		I understand that I am a self-employed contractor responsible for all vehicle expenses and for any personal service necessary to operate a vehicle.

SIGNED:	/s/ Pavel Goncharuk	SIGNED:	/s/ Andrei A. Stoukan
PRINTED:	Pavel Goncharuk	PRINTED:	Andrei A. Stoukan
TITLE:	Owner	TITLE:	President